United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1933

Date of Report (Date of earliest event reported): August 29, 2006

Commission File Number: 001-07894

Matrixx Resource Holdings, Inc.
(formerly Vinoble, Inc.)

Delaware                     95-2312900
(Jurisdiction of Incorporation)        (I.R.S. Employer Identification No.)

11601 Wilshire Blvd. Ste. 500, Los Angeles, CA 90025
(Address of principal executive offices)

23852 Pacific Coast Hwy, #167, Malibu, CA 90265
(Former Address, if changed since last report)

Registrant’s telephone number, including area code:
(310) 456-3199

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Agreement.

A. Buck Snag Agreement

 On August 29, 2006, the Registrant, a Delaware corporation (the “Company”), entered into an Acquisition and Participation Agreement (“Buck Snag Agreement”) for the acquisition of a 42.5% working interest in the Buck Snag Field (“Buck Snag”) from Texahoma Energy, Inc. (Pink Sheets: TXHE), a Canadian corporation (“Texhoma”), for a purchase price of $150,000. The Company’s 42.5% working interest in Buck Snag is subject to an existing overriding 28% Royalty Interest. Pursuant to the terms of the Buck Snag Agreement, Texhoma has the right to back-in for a 12.5% working interest after payout of the Company’s investment. Payout is defined as the receipt by the Company of the equivalent of the purchase price and the investment out of revenue distribution from the Operator. Sunray Operating Company, LLC, located in Sugarland, Texas, (“Sunray” or “Operator”), is the Operator for Buck Snag. Per the Buck Snag Agreement, Sunray is also entitled to a 12.5% working interest, proportionately reduced at payout. Both back-in working interest percentages to Texhoma and to Sunray are already factored into the Company’s 42.5% working interest percentage. The Company completed the acquisition with full payment of the purchase price on August 29, 2006.

 The Buck Snag Prospect covers approximately 280 acres of land in Colorado County, Texas. Shallow development well(s), not more than 5,000 feet, will be drilled and completed to produce by-passed and attic gas reserves. By-passed and attic gas reserves are those which are contained in relatively impermeable rocks or above the primary reservoir. Each well will be drilled at a strategic location to test at a minimum two separate reservoir sands where potential gas or oil reserves may be located. The possibility of encountering nine separate reservoir sands within the Buck Snag lease block is seen.

Structural and isopach maps have been utilized to identify the potential reservoir target and the subsurface rock layers for drilling preparation. A structural map uses contours to illustrate the elevation of the top of a subsurface sedimentary rock layer while an isopach map uses contours to establish the thickness of a subsurface layer. Combined, the two maps illustrate the estimated lateral extent and sand thickness of the primary reservoir objectives.

The #1 Schiurring well on Buck Snag commenced drilling on August 11, 2006 at approximately 500 feet north of the Windsor #2 Schiurring well. On August 18, 2006, the target depth of 4,400 feet was reached. The #1 Schiurring well was completed in the 2,030 foot sand and placed into production last week. Initial flow rate commenced at 120 MCF of gas per day, and after the water cleanup, well production is expected to increase to 300 MCF of gas per day.

Recoverable reserves for the project are estimated at 2 to 3 BCFG (Billion Cubic Feet of Gas). Net drilling cost was $170,000, of which the Company’s obligation of $72,250 has been prepaid. Net completion costs are estimated at $90,000, of which the Company’s obligation is $38,250. This estimate is a budgetary allocation and is subject to change should unforeseen circumstances arise during the completion phase. The Company, its partners and the Operator have agreed to drill three additional wells on the Buck Snag Prospect before year end. Subsequent well locations and depths will be keyed off the geology of the first well.

B. Manvel Agreement

On August 29, 2006, the Registrant, a Delaware corporation (the “Company”), has reached an agreement in principal with Texhoma for the acquisition of a majority working interest in two wells located in Brazoria County, Texas (the “Manvel Agreement”). Pursuant to the terms of the Manvel Agreement, the Company shall receive a 55% working interest in the Manvel 2,000 ft. Miocene Exploration prospect for $20,000 and a 55% working interest in the Manvel 4,500 ft. Oakville Development well for $40,000.

The Company’s 55% working interest in the wells is subject to an existing overriding 25% Royalty Interest. Pursuant to the terms of the Manvel Agreement, Texhoma has the right to back-in for a 12.5% working interest after payout of the investment to the Company for each well. Payout is defined as the receipt by the Company of the equivalent of the purchase price and the investment out of revenue distribution from the Operator, Sunray. Per the Manvel Agreement, Sunray is also entitled to a 12.5% working interest, proportionately reduced at payout for each well. Both back-in working interest percentages to Texhoma and to Sunray are already factored into the Company’s 55% working interest percentage for both leases. Closing of the Manvel transaction is expected by September 15, 2006.

Item 2.01 Completion of Acquisition or Disposition of Assets.

As set forth in Item 1.01 above, on August 29, 2006, the Company completed the acquisition of a 42.5% working interest in Buck Snag from Texhoma. Pursuant to the terms of the Buck Snag Agreement, , the Company purchased a 42.5% working interest, subject to an existing overriding Royalty Interest of 28%, for a purchase price of $150,000. See Item 1.01 for more information. As of August 29, 2006, the Company has paid the full purchase price.

 The Buck Snag prospect covers approximately 280 acres of land in Colorado County, Texas. Shallow development well(s), not more than 5,000 feet, will be drilled and completed to produce by-passed and attic gas reserves. The #1 Schiurring well on Buck Snag commenced drilling on August 11, 2006 at approximately 500 feet north of the Windsor #2 Schiurring well. On August 18, 2006 the target depth of 4,400 feet was reached. The #1 Schiurring well was completed in the 2,030 foot sand and placed into production last week. Initial flow rate commenced at 120 MCF of gas per day, and after the water cleanup, well production is expected to increase to 300 MCF of gas per day. Recoverable reserves for the project are estimated at 2 to 3 BCFG (Billion Cubic Feet of Gas).

For additional information regarding Matrixx Resource Holdings, Inc. (“Matrixx”), which is a “shell company” as defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, please see Matrixx’s Quarterly Reports on Form 10-QSB for the quarterly periods ended September 30, 2005, December 31, 2005 and March 31, 2006, as filed with the Securities and Exchange Commission.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

 As stated above in Items 1.01 and 2.01, herein incorporated by reference, the Buck Snag Agreement obligates the Company to pay Texhoma a total purchase price of $150,000, as a one -time participation fee for the right and obligation of a 42.5% working interest in Buck Snag. As of August 29, 2006, the Company has paid this amount in full. The dry hole cost was $170,000, of which the Company’s obligation of $97,750 has also been prepaid. This obligation represents approximately 42.5% of the costs associated with drilling the Initial Test Well, therefore, allowing the Company to hold a 42.5% interest in the proceeds from the well after Royalty Interests and expenses.

Recoverable gas reserves were found in the 2,030 foot sand and have been tested to be commercially viable. As of August 29, 2006 the well has been completed and placed into production. Completion costs were $90,000 of which the Company’s obligation is $38,250. Following completion, the Company is obligated to pay 42.5% of all the costs associated with production of the well and would be entitled to 42.5% of the production revenue, including the back-in percentages to Texhoma and Sunray, and after payment of the Royalty Interest and expenses.

The estimates for the completion costs are budgetary allocations and are subject to change should unforeseen circumstances arise during the completion phase.

Item 9.01 Exhibits.

2.4	Acquisition and Participation Agreement between Company and Texhoma Energy, Inc., dated August 29, 2006.

Signatures

Pursuant to the requirement of Section 13 and 15(d) of the SecuritiesAct of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Matrixx Resource Holdings, Inc.
A Delaware Corporation
Date: September 1, 2006	By:	/s/ Catherine Thompson
Catherine Thompson
Chief Financial Officer, Secretary